UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2025

PERFECT MOMENT LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-41930	86-1437114
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 5th Ave Ste 1219

New York, NY 10001

(Address of principal executive offices, with zip code)

315-615-6156

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PMNT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 28, 2025, Perfect Moment Ltd. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with purchasers identified on the schedule of buyers attached thereto (the “Investors”), which Purchase Agreement provides for the sale by the Company to the Investors of an aggregate of one million seven hundred twenty three thousand nine hundred and eighty nine (1,723,989) shares (each, a “Share” and collectively, the “Shares”) of its 12.00% Series AA Convertible Preferred Stock, par value $0.0001 per share (the “Series AA Preferred Stock”), at a price of $5.8005 per share, for potential gross proceeds of up to $10.0 million (the “Offering”) in one or more closings. Each share of Series AA Preferred Stock is convertible into shares of Common Stock of the Company at a conversion price of $1.1601.

The initial closing of the Offering closed on March 31, 2025 (the “Initial Closing Date”). After payment of placement agent cash fees and expenses of the Offering, the Company received net proceeds of approximately $5.89 million related to the initial closing. The Purchase Agreement allows for the sale by the Company of the remaining shares of Series AA Preferred Stock at one or more subsequent closings (the “Subsequent Closings”), with the first Subsequent Closing to occur on or prior to May 1, 2025. Any Subsequent Closing thereafter may occur at any time after the Initial Closing Date.

Pursuant to the Purchase Agreement, the Company has agreed to indemnify the Investors for liabilities arising out of or relating to (i) any misrepresentation or breach of any of the representations, warranties, covenants or agreements made by the Company in the Purchase Agreement or related documents, (ii) any breach of any covenant, agreement or Obligation of the Company contained in the Purchase Agreement or (iii) any action instituted brought or made against buyer and each buyer’s affiliates and subsidiaries, and their respective directors, officers, employees, agents and representatives, and the successors and assigns, or any one of them, by any Person and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement, the Registration Rights Agreement and the Certificate of Designation, or any other instrument, document or agreement executed pursuant hereto or thereto, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the stock, or the status of the investors of any of the stock, as a buyer and holder of such Stock. The Purchase Agreement also contains customary representations and warranties and covenants of the Company and was subject to customary closing conditions. The directors and officers of the Company, pursuant to lock-up agreements, agreed not to sell or transfer any of the Company securities which they hold, subject to certain exceptions, during the period commencing on March 28, 2025 and ending sixty (60) days after the effective date of the resale registration statement relating to the Offering.

In addition, on the Closing Date the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, dated March 28, 2025, pursuant to which the Company agreed to register for resale by the Investors the shares of Common Stock issuable upon conversion of the Series AA Preferred Stock purchased by the Investors pursuant to the Purchase Agreement. The Company has committed to file the registration statement no later than thirty (30) days from the final Closing Date and to cause the registration statement to become effective no later than ninety days thereafter.

Pursuant to the placement agency agreement, dated March 28, 2025 (the “Placement Agency Agreement”), by and between the Company and ThinkEquity LLC (“ThinkEquity”), ThinkEquity acted as placement agent (the “Placement Agent”) in the Offering. The Placement Agent received an aggregate cash fee of 6% of the aggregate purchase price paid by the investors that were introduced to the Company by the Placement Agent (the “Think Investors”). The Placement Agent will receive warrants (the “Placement Agent Warrants”) to purchase such number of shares of Common Stock equal to 5% of the shares of Common Stock issuable upon conversion in full of the Shares purchased by the Think Investors.

The Shares were offered and sold exclusively to accredited investors in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), as a transaction not involving a public offering, pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Investors represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates representing the Shares issued in the transaction. The offer and sale of the Shares were made without any general solicitation or advertising.

The foregoing summaries of the Purchase Agreement, the Registration Rights Agreement, the Placement Agency Agreement, and the Placement Agent Warrants are qualified in their entirety by reference to the full text of the agreements, which are attached hereto as Exhibits 10.1, 10.2, 10.3, and 4.1, respectively, and are incorporated herein.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference in this Item 3.02.

Item 3.03 Material Modifications to Rights of Security Holders.

On March 28, 2025, the Company filed a Certificate of Designations, Preferences, Limitations, Restrictions and Relative Rights of its Series AA Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware designating up to 1,800,000 shares of the Company’s authorized preferred stock as Series AA Preferred Stock. The Certificate of Designations further establishes the voting rights, powers, preferences and privileges, and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the Series AA Preferred Stock. After the initial closing of the Offering, the Company has available for issuance an additional 745,780 shares of Series AA Preferred Stock.

Under the terms of the Certificate of Designations, dividends on the Series AA Preferred Stock accrue daily and will be cumulative from the first day of the calendar month in which they are issued, and shall be payable monthly in arrears on the 30th day of each calendar month, when, as and if declared by our board of directors, at the rate of 12.0% per annum of its original issue price, which is the equivalent to $0.6961 per annum per share. Upon (i) a liquidation or winding up of the Company, or (ii) a reorganization, merger or consolidation in which the holders of the voting securities of the Company do not retain at least a majority of the total outstanding voting securities, or (iii) a sale, lease, transfer, exclusive license or other disposition of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, the holders of Series AA Preferred Stock are entitled to receive a preferential payment per share equal to the greater of (a) $5.8005 plus declared but unpaid dividends, or (b) the amount per share that would have been payable had all shares of Series AA Preferred Stock been converted into Common Stock immediately prior to such event.

Each share of Series AA Preferred Stock is convertible into shares of our common stock at a conversion price of $1.1601 per common share, at any time at the option of the holder, subject to certain customary adjustments as described later in the Certificate of Designations (the “Conversion Price”). We may elect to automatically convert some or all of the Series AA Preferred Stock into shares of our common stock at any time on or after six (6) months after the original issue date if the closing price of the common stock equals of exceeds 200% of the original issue price and the average trading volume of the common stock exceeds 200,000 shares for at least 20 out of 30 consecutive trading days ending within five trading days prior to the notice of automatic conversion (the “Market Trigger”).

Holders of the Series AA Convertible Preferred Stock generally have no voting rights.

The Series AA Convertible Preferred Stock has no stated maturity, is not subject to any sinking fund, and will remain outstanding indefinitely unless a holder chooses to convert the Series AA Preferred Stock into shares of our common stock, or we elect to automatically convert it into shares of our common stock upon a Market Trigger.

The terms of the Series AA Preferred Stock are more fully described in the Certificate of Designations, which is attached as Exhibit 3.1 hereto and is incorporated herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures in Item 3.03 of this Current Report on Form 8-K are incorporated herein by reference in this Item 5.03.

On March 28, 2025, the Company filed the Certificate of Designations with the Secretary of State of the State of Delaware to establish the voting rights, powers, preferences and privileges, and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of the Series AA Preferred Stock. The terms of the Series AA Preferred Stock are more fully described in the Certificate of Designations, which is attached as Exhibit 3.1 hereto and is incorporated herein.

Item 7.01. Regulation FD Disclosure.

On March 31, 2025, the Company issued a press release announcing the Offering. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information included in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall this item and Exhibit 99.1 be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such future filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit Number	Description

3.1	Certificate of Designations of 12.00% Series AA Convertible Preferred Stock.

4.1	Form of Placement Agent Warrant

10.1	Form of Securities Purchase Agreement, dated March 28, 2025, between the Registrant and the investors party thereto.

10.2	Form of Registration Rights Agreement, dated March 28, 2025, between the Registrant and the investors party thereto.

10.3	Placement Agency Agreement, dated March 28, 2025, between the Registrant and the Placement Agent

99.1	Press Release Issued by Perfect Moment Ltd. dated March 31, 2025.

104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2025	PERFECT MOMENT LTD.

	By:	/s/ Jane Gottschalk
Jane Gottschalk
President